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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K




                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                               September 25, 1998
                -------------------------------------------------
                Date of Report (Date of earliest event reported)




                          Guilford Pharmaceuticals Inc.
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             (Exact name of registrant as specified in its charter)




          Delaware                     0-23736                  52-1841960
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(State or other jurisdiction of    (Commission File          (I.R.S. Employer
incorporation or organization)         Number)               Identification No.)




6611 Tributary Street            Baltimore, Maryland                21224
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                    (Address of principal executive offices)       (Zip Code)



                                 (410) 631-6300
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               Registrant's telephone number, including area code



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          (Former name or former address, if changed since last report)

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                           Exhibit Index is on page 5.


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                          GUILFORD PHARMACEUTICALS INC.

ITEM 5.     OTHER EVENTS.

            On September 25, 1998, Guilford Pharmaceuticals Inc. (the "Company") entered into Amendment No. 1 (the "Marketing Rights Amendment") to its Marketing, Sales and Distribution Rights Agreement (the "Marketing Rights Agreement") dated June 13, 1996 with Rhone-Poulenc Rorer Pharmaceuticals Inc. ("RPR") and GPI Polymer Holdings, Inc. (formerly named GPI Holdings, Inc., "Holdings"). On September 25, 1998, the Company also entered into Amendment No. 1 (the "Stock Purchase Amendment") to its Stock Purchase Agreement (the "Stock Purchase Agreement") dated June 13, 1996 with RPR. The Marketing Rights Agreement granted to RPR the worldwide (excluding Scandinavia) rights to market, sell and distribute GLIADEL(R) wafer ("GLIADEL"), a novel treatment for malignant glioma, the most common and rapidly fatal form of primary brain cancer. The Stock Purchase Agreement provided the terms under which RPR made an initial $7.5 million equity investment in the Company, as well as the terms for an additional $7.5 million investment upon the achievement of certain goals and representation on the Company's Board of Directors following such second investment. The U.S. Food and Drug Administration ("FDA") cleared GLIADEL for marketing in September 1996 for use as an adjunct to surgery to prolong survival in patients with recurrent glioblastoma multiforme for whom surgical resection is indicated. In February 1997, RPR commercially launched GLIADEL in the United States, and in December 1997 RPR commenced a multi-center Phase III clinical trial in Europe, the United States and Israel for GLIADEL in patients undergoing initial surgery for malignant glioma (the "First Surgery Trial").

            Pursuant to the terms of the Marketing Rights Amendment, RPR will use commercially reasonable efforts to conduct the First Surgery Trial, for which the Company will pay one-half of the costs, not to exceed $3 million. In addition, the Marketing Rights Amendment provides that RPR shall reimburse the Company for certain costs incurred after September 25, 1998 relating to work performed by the Company at the request of RPR to the extent that the work exceeds requests made by the FDA and other government regulators. The terms of the Marketing Rights Amendment also confirm that all rights to market GLIADEL in Japan have reverted to Holdings, and provides for adjustments to the milestone payments provided for in the Marketing Rights Agreement.

            The Stock Purchase Amendment deletes a term in the Stock Purchase Agreement which would have entitled RPR to representation on the Company's Board of Directors following any FDA approval for commercial sale of GLIADEL for the treatment of primary forms of malignant glioma and investment by RPR of its second $7.5 million tranche.

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            There can be no assurance that RPR will be able to achieve any of the milestones set forth in the Marketing Rights Amendment, and accordingly there can be no assurance that the Company will receive the related milestone payments. For a description of these and other risks, readers should review "Item 4A. Risk Factors" set forth in the Company's annual report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission on March 27, 1998.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

10.63*      Amendment No. 1 to Marketing, Sales and Distribution Rights
            Agreement

10.64       Amendment No. 1 to Stock Purchase Agreement
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*The registrant has requested confidential treatment of certain portions of this agreement from the Securities and Exchange Commission.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GUILFORD PHARMACEUTICALS INC.


Date  October 2, 1998               By:   /s/  Craig R. Smith, M.D.
                                          -------------------------------------
                                          Craig R. Smith, M.D.
                                          President and Chief Executive Officer

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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                        EXHIBIT DESCRIPTION                       PAGE
-------                       -------------------                       ----

10.63*                  Amendment No. 1 to Marketing, Sales
                        and Distribution Rights Agreement

10.64                   Amendment No. 1 to Stock Purchase Agreement
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*The registrant has requested confidential treatment of certain portions of this agreement from the Securities and Exchange Commission.


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